THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	JAS QUARTER

	JAS 06	JAS 05	% CHG
NET SALES	$18,785	$14,793	27%
COST OF PRODUCTS SOLD	8,865	7,159	24%
GROSS MARGIN	9,920	7,634	30%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	5,866	4,577	28%
OPERATING INCOME	4,054	3,057	33%
TOTAL INTEREST EXPENSE	358	219
OTHER NON-OPERATING INCOME, NET	180	74
EARNINGS BEFORE INCOME TAXES	3,876	2,912	33%
INCOME TAXES	1,178	883

NET EARNINGS	2,698	2,029	33%

EFFECTIVE TAX RATE	30.4%	30.3%

PER COMMON SHARE:
BASIC NET EARNINGS	$0.84	$0.82	2%
DILUTED NET EARNINGS	$0.79	$0.77	3%
DIVIDENDS	$0.31	$0.28	11%
AVERAGE DILUTED SHARES OUTSTANDING	3,413.3	2,649.7

COMPARISONS AS A % OF NET SALES			Basis Pt Chg
COST OF PRODUCTS SOLD	47.2%	48.4%	(120)
GROSS MARGIN	52.8%	51.6%	120
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	31.2%	30.9%	30
OPERATING MARGIN	21.6%	20.7%	90
EARNINGS BEFORE INCOME TAXES	20.6%	19.7%	90
NET EARNINGS	14.4%	13.7%	70

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Cash Flows Information

	Three Months Ended September 30
	2006	2005

BEGINNING CASH	6,693	6,389

OPERATING ACTIVITIES
NET EARNINGS	2,698	2,029
DEPRECIATION AND AMORTIZATION	784	448
SHARE BASED COMPENSATION EXPENSE	158	95
DEFERRED INCOME TAXES	156	284
CHANGES IN:
ACCOUNTS RECEIVABLE	(909)	(539)
INVENTORIES	(506)	(149)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	474	(243)
OTHER OPERATING ASSETS & LIABILITIES	102	175
OTHER	(4)	71

TOTAL OPERATING ACTIVITIES	2,953	2,171

INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(570)	(401)
PROCEEDS FROM ASSET SALES	101	26
ACQUISITIONS, NET OF CASH ACQUIRED	(72)	(1,178)
CHANGE IN INVESTMENT SECURITIES	93	(17)

TOTAL INVESTMENT ACTIVITIES	(448)	(1,570)

FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(1,023)	(727)
CHANGE IN SHORT-TERM DEBT	(6)	(1,230)
ADDITIONS TO LONG TERM DEBT	7	8,612
REDUCTION OF LONG TERM DEBT	(551)	(1,858)
IMPACT OF STOCK OPTIONS AND OTHER	418	142
TREASURY PURCHASES	(1,355)	(5,555)

TOTAL FINANCING ACTIVITIES	(2,510)	(616)

EXCHANGE EFFECT ON CASH	30	(64)

CHANGE IN CASH AND CASH EQUIVALENTS	25	(79)

ENDING CASH	6,718	6,310

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Balance Sheet Information

	September 30, 2006	June 30, 2006

CASH AND CASH EQUIVALENTS	$6,718	$6,693
INVESTMENTS SECURITIES	1,040	1,133
ACCOUNTS RECEIVABLE	6,640	5,725
TOTAL INVENTORIES	6,790	6,291
OTHER	4,318	4,487
TOTAL CURRENT ASSETS	25,506	24,329

NET PROPERTY, PLANT AND EQUIPMENT	18,738	18,770
NET GOODWILL AND OTHER INTANGIBLE ASSETS	89,291	89,027
OTHER NON-CURRENT ASSETS	3,514	3,569

TOTAL ASSETS	$137,049	$135,695

ACCOUNTS PAYABLE	$4,507	$4,910
ACCRUED AND OTHER LIABILITIES	9,943	9,587
TAXES PAYABLE	4,154	3,360
DEBT DUE WITHIN ONE YEAR	1,986	2,128
TOTAL CURRENT LIABILITIES	20,590	19,985

LONG-TERM DEBT	35,727	35,976
OTHER	16,919	16,826
TOTAL LIABILITIES	73,236	72,787

TOTAL SHAREHOLDERS' EQUITY	63,813	62,908

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$137,049	$135,695

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Earnings Information

	Three Months Ended September 30, 2006
		%	Earnings	%		%
		Change	Before	Change		Change
	Net Sales	Versus Year Ago	Income Taxes	Versus Year Ago	Net Earnings	Versus Year Ago

BEAUTY	$ 5,603	11%	$ 1,197	11%	$ 872	11%
HEALTH CARE	2,227	32%	560	22%	385	23%
BEAUTY AND HEALTH	7,830	16%	1,757	14%	1,257	15%

FABRIC CARE AND HOME CARE	4,752	9%	1,107	11%	754	14%
BABY CARE AND FAMILY CARE	3,099	5%	600	18%	383	20%
PET HEALTH, SNACKS & COFFEE	1,063	10%	144	21%	87	14%
HOUSEHOLD CARE	8,914	8%	1,851	14%	1,224	16%

BLADES AND RAZORS	1,299	N/A	450	N/A	337	N/A
DURACELL AND BRAUN	976	N/A	151	N/A	95	N/A
GILLETTE GBU	2,275	N/A	601	N/A	432	N/A

TOTAL BUSINESS SEGMENT	19,019	27%	4,209	33%	2,913	35%
CORPORATE	(234)	N/A	(333)	N/A	(215)	N/A
TOTAL COMPANY	18,785	27%	3,876	33%	2,698	33%

JULY - SEPTEMBER NET SALES INFORMATION
(Percent Change vs. Year Ago) *

	Volume With Acquisitions/ Divestitures	Volume With Acquisitions/ Divestitures	FX	Price	Mix/Other	Total Impact	Total Impact Ex-FX
BEAUTY AND HEALTH
BEAUTY	8%	5%	2%	1%	0%	11%	9%
HEALTH CARE	28%	2%	1%	2%	1%	32%	31%

HOUSEHOLD CARE
FABRIC CARE AND HOME CARE	8%	7%	1%	1%	-1%	9%	8%
BABY CARE AND FAMILY CARE	4%	4%	1%	1%	-1%	5%	4%
PET HEALTH, SNACKS & COFFEE	5%	5%	1%	-1%	5%	10%	9%

GILLETTE GBU
BLADES AND RAZORS	N/A	N/A	N/A	N/A	N/A	N/A	N/A
DURACELL AND BRAUN	N/A	N/A	N/A	N/A	N/A	N/A	N/A

TOTAL COMPANY	23%	5%	1%	1%	2%	27%	26%

* Sales percentage changes are approximations based on quantitative formulas that are consistently applied. Total company mix impact of 2% is driven largely by the addition of Gillette.